SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 12, 2006

FINANCIAL INDUSTRIES CORPORATION

(Exact name of Registrant as specified in charter)

Texas	0-4690	74-2126975
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

6500 River Place Blvd., Building One

Austin, Texas 78730

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 404-5000

Former name or former address, if changed since last report - Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

Item 1.01 Entry into a Material Definitive Agreement.

Financial Industries Corporation (“FIC”) has entered into a change of control agreement (the “Agreement”) with Vincent L. Kasch, Chief Financial Officer of FIC, effective January 12, 2006. The following sets forth a description of certain of the material provisions of the Agreement:

•

The Agreement is effective for the calendar year 2006, and applies if a change of control (as defined in the Agreement) occurs during 2006 and Mr. Kasch is terminated without cause (as defined in the Agreement) in 2006. The Agreement provides that in such an event, Mr. Kasch will be entitled to receive his then current salary and benefits for the remainder of 2006, but for no less than six months following the effective date of his termination.

The description of the Agreement is qualified by reference to the complete Agreement which is filed as an exhibit and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1 – Change of Control letter, dated January 11, 2006, by and between Financial Industries Corporation and Vincent L. Kasch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INDUSTRIES CORPORATION

Date: January 18, 2006	By: /s/ Michael P. Hydanus_
Interim Chief Executive Officer